Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Merger with Civitas

On November 2, 2025, SM Energy entered into an Agreement and Plan of Merger (“Merger Agreement”) with Civitas Resources, Inc., a Delaware Corporation (“Civitas”), and Cars Merger Sub, Inc., a wholly owned subsidiary of SM Energy (“Merger Sub”). The Merger (as defined below) was consummated on January 30, 2026 (“Merger Closing Date”). Pursuant to the Merger Agreement, SM Energy acquired Civitas through a series of mergers under the laws of the State of Delaware. On the Merger Clo sing Date, Merger Sub merged with and into Civitas, with Civitas surviving as a wholly-owned subsidiary of SM Energy (“First Merger”). Civitas then became the surviving corporation in the First Merger and merged with and into SM Energy, with SM Energy continuing as the surviving corporation (together with the First Merger, the “Merger”). On the Merger Closing Date, each share of Civitas common stock issued and outstanding (other than shares held in treasury, or owned directly or indirectly by SM Energy or Merger Sub) was automatically converted into the right to receive 1.45 shares of SM Energy common stock (“Exchange Ratio”), with cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement. In addition, Civitas’ equity awards outstanding immediately prior to the Merger Closing Date, including restricted stock units, performance stock units and options were   converted into corresponding awards of SM Energy common stock, adjusted to reflect the Exchange Ratio and subject to the terms and conditions set forth in the Merger Agreement. The Civitas warrants expired on January 20, 2026 and were not assumed by SM Energy at the Merger Closing Date and no further purchase consideration was provided for these warrants.

The Merger will be accounted for as a business combination pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with SM Energy being identified as the accounting acquirer.

Maverick Basin Divestiture

On February 17, 2026, SM Energy entered into a Purchase and Sale Agreement (“PSA”) with Caturus Energy, LLC, a Delaware limited liability company (“Caturus”) to sell all of its rights, titles, and interests in certain producing and non-producing assets encompassing approximately 61,000 net acres located in the southern Maverick Basin of SM Energy’s South Texas region (“Maverick Basin Divestiture”). Upon closing, Caturus will pay cash consideration of $950 million subject to customary purchase price adjustments as set forth in the PSA  . The Maverick Basin Divestiture is expected to close during the second quarter of 2026. The Pro Forma Financial Information   (defined below) reflects SM Energy’s intent to use the proceeds from the Maverick Basin Divestiture to redeem the 6.750% Senior Notes due 2026 (“2026 Notes”) which have an outstanding principal amount of $419 million, and the 5.000% Senior Notes due 2026 originally issued by Civitas (“2026 CIVI Notes”) which have an outstanding principal amount of $400 million. The current redemption price for the 2026 Notes and the 2026 CIVI Notes is 100%.

The Maverick Basin Divestiture will be accounted for as a disposition to be reflected within continuing operations as it does not rise to the level of a strategic shift for SM Energy as defined within Subtopic ASC 205-20 for reporting discontinued operations.

Notes Offering

This Offering Memorandum contains a firm commitment to issue $750 million of eight-year maturity senior notes due 2034. The proceeds will be used to repurchase a portion of the 8.375% Senior Notes due 2028 originally issued by Civitas (“2028 CIVI Notes”), which have a par value of $1.35 billion. The current redemption price for the 2028 CIVI Notes is 104.188%, which is effective through June 30, 2026. These transactions are referred to throughout this section as the “Notes Offering”.

The unaudited pro forma combined financial statements and the corresponding notes thereto (“Pro Forma Financial Information”) is prepared on the basis as required by Article 11 of Regulation S-X (“Article 11”), as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The Pro Forma Financial Information is not intended to represent or be indicative of the combined financial position or results of operations that the Company would have reported had the Merger, the Maverick Basin Divestiture, or the Notes Offering been completed as of the dates set forth in the Pro Forma Financial Information. Additionally, the Pro Forma Financial Information should not be taken as indicative of the combined company’s future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the Pro Forma Financial Information and actual results. The Pro Forma Financial Information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable. Significant estimates and assumptions include, but are not limited to, preliminary allocation of the purchase price of the Merger, the closure and timing of closure of the Maverick Basin Divestiture, the final adjusted purchase price of the Maverick Basin Divestiture, the subsequent use of proceeds from the Maverick Basin Divestiture, the results of the Notes Offering, and estimated transaction and financing costs related to such transactions. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. The actual adjustments recorded upon the final purchase price allocation of the Merger, the timing of close and the final purchase price adjustments for the Maverick Basin Divestiture, and the final issued terms of the Notes Offering may differ from the pro forma adjustments presented and such differences could be material.

The Pro Forma Financial Information should be read in conjunction with the following:

•	SM Energy’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.
•	Civitas’ audited consolidated financial statements and related notes for the year ended December 31, 2025, included within this Offering Memorandum.
•	SM Energy’s Current Report on Form 8-K announcing the consummation of the Merger filed with the SEC on January 30, 2026.
•	SM Energy’s Current Report on Form 8-K announcing entry into the PSA with Caturus filed with the SEC on February 18, 2026.

SM Energy Company

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2025

(in millions)

		Civitas Merger
	SM Energy	Civitas As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 5)		Maverick Basin Divestiture (Note 3) and Transaction Accounting Adjustments (Note 5)		Notes Offering (Note 4) and Transaction Accounting Adjustments (Note 5)		Pro Forma as Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$368	$77	$(201)	a	$105	g	$(62)	j	$287
Accounts receivable	331	603	(149)	b	-		-		785
Derivative assets	83	192	-		-		-		275
Prepaid expenses and other	29	76	(9)	c	-		-		96
Total current assets	811	948	(359)		105		(62)		1,443
Property and equipment (successful efforts method):
Proved oil and gas properties	16,012	19,092	(11,196)	c	(1,920)	h	-		21,988
Accumulated depletion, depreciation, and amortization	(8,793)	(6,103)	6,103	c	1,313	h	-		(7,480)
Unproved oil and gas properties, net of valuation allowance	460	194	322	c	-		-		976
Wells in progress	458	387	-		(15)	h	-
Other property and equipment, net of accumulated depreciation	65	77	-		-		-		142
Total property and equipment, net	8,202	13,647	(4,771)		(622)		-		16,456
Noncurrent assets:
Derivative assets	6	7	-		-		-		13
Other noncurrent assets	234	150	(14)	c	(8)	h	-		362
Total noncurrent assets	240	157	(14)		(8)		-		375
Total assets	$9,253	$14,752	$(5,144)		$(525)		$(62)		$18,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$690	$1,530	$15	b, d	$71	g, h, i	$(33)	k, l	$2,273
Senior Notes, net	419	399	1	c	(819)	g	-		-
Derivative liabilities	2	4	-		-		-		6
Other current liabilities	58	55	-		-		-		113
Total current liabilities	1,169	1,988	16		(748)		(33)		2,392
Noncurrent liabilities:
Senior Notes, net	2,296	4,393	297	c	-		(23)	m	6,963
Asset retirement obligations	150	359	-		(45)	h	-		464
Net deferred tax liabilities	724	976	(1,086)	e	-		-		614
Derivative liabilities	2	-	-		-		-		2
Other noncurrent liabilities	102	311	-		-		-		413
Total noncurrent liabilities	3,274	6,039	(789)		(45)		(23)		8,456
Commitments and contingencies
Stockholders’ equity:
Common stock	1	5	(4)	f	-		-		2
Additional paid-in capital	1,517	4,648	(2,203)	f	-		-		3,962
Retained earnings	3,291	2,072	(2,164)	f	268	h	(6)	n	3,461
Accumulated other comprehensive loss	1	-	-		-		-		1
Total stockholders’ equity	4,810	6,725	(4,371)		268		(6)		7,426
Total liabilities and stockholders’ equity	$9,253	$14,752	$(5,144)		$(525)		$(62)		$18,274

SM Energy Company

Unaudited Pro Forma Combined Statements of Operations

Year Ended December 31, 2025

(in millions, except per share data)

		Civitas Merger
	SM Energy	Civitas As Adjusted (Note 2)	Transaction Accounting Adjustments (Note 5)		Maverick Basin Divestiture (Note 3) and Transaction Accounting Adjustments (Note 5)		Notes Offering (Note 4) and Transaction Accounting Adjustments (Note 5)		Pro Forma as Adjusted
Operating revenues and other income:
Oil, gas, and NGL production revenue	$3,138	$4,370	$-		$(380)	u	$-		$7,128
Net gain on divestiture activity	-	-	-		347	h	-		347
Other operating income, net	16	10	-		-		-		26
Total operating revenues and other income	3,154	4,380	-		(33)		-		7,501

Operating expenses:
Oil, gas, and NGL production expense	885	1,391	-		(136)	u	-		2,140
Depletion, depreciation, and amortization	1,207	1,953	(850)	o	(114)	u	-		2,196
Exploration	57	8	-		-		-		65
General and administrative	161	177	73	p, q	-		-		411
Net derivative gain	(178)	(366)	-		-		-		(544)
Other operating expense, net	22	38	19	r	10	v	-		89
Total operating expenses	2,154	3,201	(758)		(240)		-		4,357

Income from operations	1,000	1,179	758		207		-		3,144

Interest expense	(173)	(453)	160	s	49	w	1	x	(416)
Interest income	3	6	-		-		-		9
Other non-operating expense	-	-	-		-		(8)	n	(8)
Income from operations before income taxes	830	732	918		256		(7)		2,729
Income tax expense	(182)	(171)	(209)	t	(58)	t	2	t	(618)
Net income	$648	$561	$709		$198		$(5)		$2,111

Basic weighted-average common shares outstanding	115	90							240	y
Diluted weighted-average common shares outstanding	115	90							241	y
Basic net income per common share	$5.65	$6.23							$8.80	y
Diluted net income per common share	$5.64	$6.23							$8.76	y

SM Energy Company

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 using the assumptions set forth below. The historical financial information of SM Energy and Civitas has been derived from their respective historical consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma combined balance sheet as of December 31, 2025, gives effect to the Merger, the Maverick Basin Divestiture, and the Notes Offering as if they had occurred on December 31, 2025. The unaudited pro forma combined statements of operations for the year ended December 31, 2025, gives effect to the Merger, the Maverick Basin Divestiture, and the Notes Offering as if they had occurred on January 1, 2025. Adjustments made to reflect the pro forma financial effects are described as Transaction Accounting Adjustments.

Adjustments made to reflect the pro forma financial effects of the Merger, the Maverick Basin Divestiture, and the Notes Offering are described as Transaction Accounting Adjustments giving effect to the following:

•	with respect to the Merger, the Pro Forma Financial Information combines the historical consolidated financial statements of SM Energy and Civitas, each for the year ended December 31, 2025, and reflects only those adjustments that are directly attributable to the Merger;
•	the removal of the historical results of the Maverick Basin Divestiture from SM Energy;
•	SM Energy’s intent to use the proceeds from the Maverick Basin Divestiture to redeem the 2026 Notes and the 2026 CIVI Notes at par; and
•	the Notes Offering, based on indicative terms as described herein.

Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). The Company has elected not to present Management Adjustments.

2.	Accounting for the Merger with Civitas

Purchase Price Consideration

Under the terms of the Merger Agreement, each share of Civitas common stock issued and outstanding immediately prior to the Merger Closing Date (other than shares held in treasury, or owned directly or indirectly by SM Energy or Merger Sub) were automatically converted into the right to receive 1.45 shares of SM Energy common stock, with cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement. The fair value of the purchase consideration was determined using the number of shares of Civitas common stock outstanding at the Merger Closing Date and the closing price of SM Energy common stock price on January 30, 2026. In addition, the fair value of replacement equity awards attributable to pre-combination service is included in the total purchase price consideration.

The following table presents the calculation of purchase price consideration:

(In millions, except per share amounts)	Purchase Price Consideration
Total shares of Civitas common stock outstanding as of the Merger	85
Exchange Ratio as defined in the Merger Agreement	1.45
Number of shares of SM Energy common stock to be issued	124
SM Energy share price on the Merger Closing Date	$19.47
Preliminary purchase price consideration for Civitas’ stock outstanding	$2,409
Fair value of replacement shares for Civitas’ stock-based compensation awards attributable to pre-combination service	29
Cash paid to settle the Civitas credit facility less Civitas unrestricted cash balance (1)	201
Retention bonuses to be paid to Civitas employees on the Merger Closing Date (2)	25
Total purchase price consideration	$2,664

(1)	Represents the outstanding Civitas credit facility of approximately $201 million inclusive of accrued interest, as of the Merger Closing Date. There was no balance on the Civitas credit facility at December 31, 2025.
(2)	Represents retention bonuses paid to Civitas employees on the Merger Closing Date, based on agreements intended to ensure continuity of key personnel.

The purchase price consideration applied in the Pro Forma Financial Information is preliminary and subject to modification as SM Energy completes its accounting for the Merger. The final purchase price allocation, which will be reflected in future financial statements of SM Energy may reflect different values and such differences may be material compared to the estimated allocations set forth below. The Civitas credit facility had no balance at December 31, 2025, but the purchase price consideration presented above reflects borrowed amounts inclusive of accrued interest at the   Merger Closing Date. The Civitas credit facility was paid in full by SM Energy in connection with the closing of the Merger.

Preliminary Purchase Price Allocation

The allocation of the consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired and liabilities assumed. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with certain measurement exceptions such as deferred taxes, which are not reflected on a fair value basis. Since the Pro Forma Financial Information has been prepared based on preliminary estimates of fair values attributable to the Merger, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

The preliminary purchase price allocation is subject to change due to several factors, including changes in the estimated fair value of Civitas’ identifiable assets acquired and liabilities assumed (such as identifiable intangible assets and liabilities and the measurement of deferred tax assets and liabilities), third-party appraisals and other potential adjustments.

The following table presents the preliminary allocation of the purchase price consideration:

(In millions)	Carrying Value	Fair Value	Preliminary Purchase Price Allocation Adjustment
Assets acquired
Cash and cash equivalents	$77	$77	$-
Accounts receivable	603	603	-
Derivative assets	192	192	-
Prepaid expenses and other	76	67	(9)
Proved oil and gas properties	19,092	7,896	(11,196)
Accumulated depletion, depreciation, and amortization	(6,103)	-	6,103
Unproved oil and gas properties	194	516	322
Wells in progress	387	387	-
Other property and equipment	77	77	-
Derivative assets - noncurrent	7	7	-
Other noncurrent assets	150	136	(14)
Total assets acquired	$14,752	$9,958	$(4,794)
Liabilities assumed
Accounts payable and accrued expenses	$1,530	$1,585	$55
Senior Notes, net - current	399	400	1
Derivative liabilities	4	4	-
Other current liabilities	55	55	-
Senior Notes, net – noncurrent	4,393	4,690	297
Asset retirement obligations	359	359	-
Net deferred tax liabilities (1)	976	(110)	(1,086)
Other noncurrent liabilities	311	311	-
Total liabilities assumed	$8,027	$7,294	$(733)

Total purchase consideration		$2,664

(1)	Reflects a deferred tax asset using a combined, blended tax rate of 22.8% due to the enacted tax rates expected to be in effect in future periods when the temporary differences are expected to reverse. The deferred tax asset is presented as a negative net deferred tax liability since the combined company has an overall net deferred tax liability position.

As the purchase price allocation has not been completed, certain assumptions, inputs, and estimates could vary prior to finalization. As the largest component of value resides within the proved oil & gas properties, certain changes in estimates of value can have a material impact on the expense recognition of depletion, depreciation, and amortization. A 10% increase in the value of proved oil & gas properties would result in a $109 million increase in annual pro forma depletion, depreciation and amortization expense, while a 10% decrease in value would reduce the same expense by $109 million.

3.	Accounting for the Maverick Basin Divestiture

The Maverick Basin Divestiture will be accounted for as a disposition to be reflected within continuing operations as it does not rise to the level of a strategic shift for SM Energy as defined within Subtopic ASC 205-20 for reporting discontinued operations. The Maverick Basin Divestiture contains customary post-closing and effective date adjustments, and those estimated adjustments have been reflected in the pro forma gain in the table below. The resulting pro forma gain from the anticipated divestiture is calculated as follows:

(In millions)	As of December 31, 2025
Cash consideration for divestment	$950
Less: Effective date estimated cash adjustment	(8)
Less: Estimated transaction costs	(10)
Less: Divested Maverick Basin assets	(630)
Less: Divested Maverick Basin liabilities	45
Pro forma pre-tax gain on divestiture activity	347
Less: Estimated tax provision (see tickmark i)	(79)
Pro forma gain on divestiture activity	$268

The net proceeds from the Maverick Basin Divesture will be used to redeem the outstanding 2026 Notes and 2026 CIVI Notes. There is no pro forma gain or loss reflected on the repayment as the unamortized deferred financing costs and fair value premium associated with the 2026 Notes and 2026 CIVI Notes, respectively, are not material.

4.	Accounting for the Notes Offering

The proceeds from the Notes Offering, after estimated issuance costs, will be used to repurchase a portion of the assumed   2028 CIVI Notes, and estimated cash on hand will be used to pay the premium on early redemption. For purposes of these pro forma financial statements, the premium on repurchase was estimated using the current redemption price of 104.188%. The Company anticipates accounting for the repurchase as an extinguishment under Subtopic ASC 470-50, Debt Modifications and Extinguishments. The pro forma loss resulting from the Notes Offering is estimated to be as follows:

(in millions)	As of December 31, 2025
Principle repurchase on the 2028 CIVI Notes	$739
Less: Carrying value of 2028 CIVI Notes (1)	(762)
Add: Redemption price associated with 2028 CIVI Notes	31
Pro forma pre-tax loss on extinguishment	8
Less: Estimated tax provision (see tickmark l)	(2)
Pro forma loss on extinguishment	$6

(1)	The 2028 CIVI Notes includes $23 million of fair value premium resulting from the Civitas acquisition allocated to the portion repurchased.

5.	Transaction Accounting Adjustments

Explanations of the adjustments to the Pro Forma Financial Information are as follows:

Unaudited Pro Forma Combined Balance Sheet

Merger with Civitas

(a)	Represents cash paid to settle the Civitas credit facility including accrued and unpaid interest.

(b)	Represents the net-down adjustment of Civitas’ accounts receivable and corresponding royalty payables to align with SM Energy’s policy of reporting revenue accruals and associated payables on a net basis.

(c)	Represents the preliminary fair value adjustments to Civitas’ property and equipment, senior notes and write-off of the deferred financing costs of the Civitas credit facility in connection with the application of ASC 805 to reflect the preliminary allocation of the purchase price consideration. See Note 2 – Accounting for the Merger with Civitas for further details.

(d)	Represents accruals for the following which are expected to be incurred by SM Energy subsequent to December 31, 2025:

(in millions)	As of December 31, 2025
Accrual for estimated transaction-related costs	$19
Accrual for directors’ and officers’ (“D&O”) insurance coverage	2
Accrual for estimated severance payable to certain Civitas officers who are expected to be terminated following the Mergers	37
Accrual for estimated retention bonuses payable to Civitas employees (1)	50
Accrual for equity issuance costs	1
Net down of Civitas’ royalty payables to align with SM Energy’s accounting policy described in tick mark (b) above	(149)
Accrual for success fees associated with closing the transaction included in purchase price allocation	55
Total adjustments made to Accounts payable and accrued expenses	$15

(1)	Represents $25 million of retention bonuses without any future service requirements to be paid to Civitas employees on the Merger Closing Date, and $25 million of estimated retention bonuses payable to Civitas employees after the Merger Closing Date.

(e)	Represents the adjustment to deferred income taxes to record the acquisition of a net deferred tax asset. This is primarily the result of the purchase price allocated to the acquired oil and gas properties, which decreased in value. The Company will need to perform further valuation allowance analysis along with Sections 382 and 383 analyses to ensure the combined company will have sufficient taxable income to utilize all deferred tax assets. The deferred tax adjustment assumes a forecasted blended statutory rate of 22.8%. Since the tax rates used for these unaudited pro forma combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Merger.

(f)	Represents the issuance of SM Energy common stock to Civitas’ stockholders as consideration for the Merger, including the stock-based compensation value of pre-combination service awards. Values are measured at SM Energy’s share price as of the Merger Closing Date of January 30, 2026. The amount is offset by Civitas’ historical equity balances, including common stock, additional paid-in capital, retained earnings and the following discrete adjustments:

(in millions)	Removal of Civitas Historical Equity (1)	Equity Consideration Issued for the Merger (2)	Equity Issuance Cost	Severance (Equity Component) (3)	Retained Earnings Adjustment (4)	Total Pro Forma Adjustment
Common stock	$(5)	$1	$-	$-	$-	$(4)
Additional paid-in capital	(4,648)	2,437	(1)	9	-	(2,203)
Retained earnings	(2,072)	-	-	(9)	(83)	(2,164)
Total adjustments to Stockholders’ equity	$(6,725)	$2,438	$(1)	$-	$(83)	$(4,371)

(1)	To remove the historical equity of Civitas as a result of the Merger.
(2)	To recognize the fair value of the equity consideration paid by SM Energy for the First Merger. See Note 2 – Accounting for the Merger with Civitas for the components of the purchase price consideration.
(3)	Reflects the accelerated stock awards of certain Civitas officers due to double-trigger severance provisions. The amount is reflected as an increase in Common stock and Additional paid-in capital for the vested awards with an offsetting expense to Retained earnings.
(4)	Represents sum of estimated transaction costs, D&O insurance and estimated cash-based severance costs for Civitas executives and estimated retention bonuses payable to Civitas employees.

Maverick Basin Divestiture

(g)	Represents reconciliation of net proceeds as of December 31, 2025:

(In millions)
Cash proceeds from sale	$950
Estimated transaction costs	(10)
Estimated closing adjustments	(8)
Net cash proceeds	932
Redemption of 2026 CIVI Notes	(400)
Redemption of 2026 Notes	(419)
Paydown of accrued interest	(8)
Net proceeds	$105

(h)	Refer to footnote 3, the accounting for the Maverick Basin Divestiture for assets and liabilities divested and for the pro forma after-tax gain.

(i)	Reflects the estimated blended federal and state statutory rate of approximately 22.8%, which is applied to the pro forma pre-tax gain on the Maverick Basin Divestiture with the corresponding tax payable recorded in accounts payable and accrued expenses.

Notes Offering

(j)	Represents reconciliation of net proceeds as of December 31, 2025:

(in millions)
Net proceeds from Notes Offering reduced for estimated issuance costs of $11 million	$739
Less: Repurchase of 2028 CIVI Notes at par value	(739)
Less: Redemption price associated with the 2028 CIVI Notes	(31)
Less: Paydown of accrued interest related to the portion of repurchased 2028 CIVI Notes	(31)
Total adjustments to Cash and cash equivalents	$(62)

(k)	Represents the paydown of accrued interest associated with the 2028 CIVI Notes.

(l)	Reflects the estimated blended federal and state statutory rate of approximately 22.8%, which is applied to the pro forma pre-tax loss on the extinguishment of 2028 CIVI Notes with the corresponding tax payable recorded in accounts payable and accrued expenses.

(m)	Represents total adjustments to senior notes, net:

(in millions)
Net proceeds from Notes Offering reduced for estimated issuance costs of $11 million	$739
Less: Repurchase of 2028 CIVI Notes at carrying value (1)	(762)
Total adjustments to Senior Notes, net	$(23)

(1) The 2  028 CIVI Notes includes $23 million of fair value premium resulting from the Civitas acquisition allocated to the portion repurchased.

(n)	Represents the pro forma after-tax loss on the extinguishment of the 2028 CIVI Notes as described in footnote 4, accounting for the Notes Offering.

Unaudited Pro Forma Combined Statements of Operations

Merger with Civitas

(o)	Represents the adjustment to depreciation, depletion and amortization expense related to the assets acquired in the Merger, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted based on revised depletion rates calculated using the acquisition costs and the reserve volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Merger was $8.97 per barrel of oil equivalent. In addition, depreciation expense related to Other property, plant and equipment has been adjusted to reflect the preliminary fair value assigned to these assets and their estimated useful lives. All amounts are preliminary and subject to change upon finalization of the purchase price allocation and completion of valuation studies. See Note 2 – Accounting for the Merger with Civitas for accounting treatment and preliminary purchase price allocation.

(p)	Represents the expensing of the premium of the D&O insurance of $2 million to be purchased on the Merger Closing Date as stipulated in the Merger Agreement.

(q)	Represents $46 million of estimated severance costs payable to certain Civitas officers who were terminated following the Merger Closing Date and $25 million of estimated retention bonuses payable to Civitas employees after the Merger Closing Date. These costs reflect information known as of Merger Closing Date. Additional amounts for severance costs for other former Civitas employees may occur and such amounts may be material. These costs are nonrecurring and will not affect SM Energy’s statement of operations beyond twelve months after the Merger Closing Date.

(r)	Represents $19 million of estimated transaction-related costs including legal, advisory and other deal-related expenses expected to be incurred by SM Energy subsequent to December 31, 2025. These transaction costs are preliminary estimates; the final amounts and the resulting effect on SM Energy’s results of operations may differ significantly. These costs are nonrecurring and will not affect SM Energy’s statement of operations beyond twelve months after the Merger Closing Date.

(s)	Represents the net decrease to interest expense resulting from the following:

(In millions)	Year Ended December 31, 2025
Elimination of interest expense on Civitas’ credit facility	$55
Adjustment to align Civitas and SM Energy capitalized interest policies	44
Amortization of the premium related to the Civitas senior notes	52
Removal of historical amortization of deferred financing costs on Civitas’ credit facility	9
Total adjustments to Interest expense	$160

(t)	Represents the estimated income tax impact of the pro forma adjustments from the Merger Agreement, the Maverick Basin Divestiture and the Notes Offering at the estimated blended federal and state statutory rate of approximately 22.8% for the year ended December 31, 2025. Since the tax rates used for these Pro Forma Financial Information are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger Agreement, Maverick Basin Divestiture and the Notes Offering.

Maverick Basin Divestiture

(u)	Represents derecognition of revenue and expense for oil, gas, and NGL production and depletion, depreciation, and amortization.

(v)	Represents estimated transaction costs associated with the Maverick Basin Divesture.

(w)	Represents derecognition of interest expense for the Maverick Basin Divesture, which includes the elimination of interest expense of $29 million on the 2026 Notes and $20 million on the 2026 CIVI Notes.

Notes Offering

(x)	Reflects the anticipated interest expense adjustment on the Notes Offering. The Notes Offering has not been completed, and the Company is estimating the market-based rate of interest that it expects to receive in the offering. Current market indications prior to the launch of the Notes Offering reflect a coupon interest rate of 6.75%. Using the current market indications, the adjustment to interest expense is calculated as follows:

(In millions)	Year Ended December 31, 2025
Elimination of interest expense on the 2028 CIVI Notes (1)	$62
Elimination of amortized premium on the 2028 CIVI Notes reflected as result of the Civitas acquisition	(10)
Interest expense on the anticipated Notes Offering at estimated market rates	(50)
Deferred financing costs amortization associated with the Notes Offering	(1)
Total adjustments to Interest expense	$1

(1)	The 2028 CIVI Notes includes $23 million of fair value premium resulting from the Civitas acquisition allocated to the portion repurchased.

Many factors could impact this rate when the Notes Offering is complete. A 0.125% change in the variable interest rate on the SM Energy revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 by $1 million.

(y)	Represents the calculation of the weighted-average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025. Because the unaudited pro forma condensed combined statement of operations give effect to the Merger Agreement and the Maverick Basin Divestiture as if they had occurred on January 1, 2025, the calculation of weighted-average shares outstanding for basic and diluted earnings per share assumes that the shares issuable pursuant to the Merger Agreement have been outstanding for the entire year.

(in millions, except per share data)	Year Ended December 31, 2025
Pro forma net income	$2, 111
Basic shares:
Shares of SM Energy common stock outstanding	115
Shares of SM Energy common stock issued in exchange for shares of Civitas common stock as part of consideration transferred	124
Shares issued attributable to accelerated vesting of Civitas’ restricted stock units (“RSU”) and performance stock units (“PSU”) for executives subject to double-trigger severance provisions	1
Pro forma weighted average common shares outstanding, basic	240
Diluted shares:
Pro forma weighted average shares outstanding, basic	240
Dilutive effect of shares convertible from RSU and PSU unvested equity awards	1
Pro forma weighted average common shares outstanding, diluted	241
Earnings attributable to SM Energy per share, basic	$8.80
Earnings attributable to SM Energy per share, diluted	$8.76

6.	Reclassifications

Certain reclassifications have been made in the historical presentation of Civitas’ financial statements to conform to SM Energy’s historical presentation.

Balance Sheet Reclassifications – As of December 31, 2025

The table below summarizes reclassifications made to Civitas’ historical balance sheet to conform to the SM Energy presentation as of December 31, 2025:

As of December 31, 2025 (in millions)
Civitas Presentation	Civitas Historical	Reclassification Adjustments		Civitas as Adjusted	SM Energy Presentation
ASSETS					ASSETS
Current assets:					Current assets:
Cash and cash equivalents	$77	$-		$77	Cash and cash equivalents
Accounts receivable, net:	-	603	i	603	Accounts receivable
Crude oil, natural gas, and NGL sales	489	(489)	i	-
Joint interest and other	114	(114)	i	-
Derivative assets	192	-		192	Derivative assets
Prepaid expenses and other	95	(19)	ii	76	Prepaid expenses and other
Total current assets	967	(19)		948	Total current assets

Property and equipment (successful efforts method):					Property and equipment (successful efforts method):
Proved properties	19,092	-		19,092	Proved oil and gas properties
Less: accumulated depreciation, depletion, and amortization	(6,103)	-		(6,103)	Accumulated depletion, depreciation, and amortization
Total proved properties, net	12,989	-		12,989
Unproved properties	194	-		194	Unproved oil and gas properties, net of valuation allowance
Wells in progress	387	-		387	Wells in progress
Other property and equipment, net of accumulated depreciation	58	19	ii	77	Other property and equipment, net of accumulated depreciation
Total property and equipment, net	13,628	19		$13,647	Total property and equipment, net
					Noncurrent assets:
Derivative assets	7	-		7	Derivative assets
Other noncurrent assets	150	-		150	Other noncurrent assets
	157	-		157	Total noncurrent assets
Total assets	$14,752	$-		$14,752	Total assets

LIABILITIES AND STOCKHOLDERS’ EQUITY					LIABILITIES AND STOCKHOLDERS’ EQUITY
re Current liabilities:					Current liabilities:
Accounts payable and accrued expenses	$515	$1,015	iii	$1,530	Accounts payable and accrued expenses
Derivative liability	4	-		4	Derivative liabilities
Other liabilities	107	(52)	iii	55	Other current liabilities
Current portion of debt, net	399	-		399	Senior Notes, net
Severance and ad valorem taxes payable	300	(300)	iii	-
Crude oil, natural gas, and NGL revenue distribution payable	663	(663)	iii	-
Total current liabilities	1,988	-		1,988	Total current liabilities
Long-term liabilities:					Noncurrent liabilities:
Debt, net	4,392	1	iv	4,393	Senior Notes, net
Asset retirement obligations	359	-		359	Asset retirement obligations
Deferred income tax liabilities, net	976	-		976	Net deferred tax liabilities
Other long-term liabilities	110	201	v	311	Other noncurrent liabilities
Ad valorem taxes	202	(202)	iv	-
	6,039	-		6,039	Total noncurrent liabilities
Total Liabilities	8,027	-		8,027
Commitments and contingencies					Commitments and contingencies

Stockholders’ equity:					Stockholders’ equity:
Common stock	5	-		5	Common stock
Additional paid-in capital	4,648	-		4,648	Additional paid-in capital
Retained earnings	2,072	-		2,072	Retained earnings
Total stockholders’ equity	6,725	-		6,725	Total stockholders’ equity
Total liabilities and stockholders’ equity	$14,752	$-		$14,752	Total liabilities and stockholders’ equity

(i)	Represents the reclassification of “Crude oil, natural gas, and NGL sales” and “Joint interest and other” within the “Accounts Receivable, net” subsection on Civitas’ historical balance sheet to “Accounts receivable” to conform to the Company’s balance sheet presentation.

(ii)	Represents the reclassification of “Prepaid expenses and other” on Civitas’ historical balance sheet to “Other property and equipment, net of accumulated depreciation” to conform to the Company’s balance sheet presentation.

(iii)	Represents the reclassification of “Other liabilities,” "Severance and ad valorem taxes payable," and "Crude oil, natural gas, and NGL revenue distribution payable," on Civitas' historical balance sheet to "Accounts payable and accrued expenses" to conform to the Company's balance sheet presentation.

(iv)	Represents the reclassification of "Ad valorem taxes" on Civitas' historical balance sheet to " Other noncurrent liabilities" to conform to the Company's balance sheet presentation.

Statement of Operations Reclassifications – Year Ended December 31, 2025

The table below summarizes reclassifications made to Civitas’ historical statement of operations to conform to the SM Energy presentation for the year ended December 31, 2025:

Year Ended December 31, 2025 (in millions)
Civitas Presentation	Civitas Historical	Reclassification Adjustments		Civitas as Adjusted	SM Energy Presentation
Operating net revenues:					Operating revenues and other income:
Crude oil, natural gas, and NGL sales	$4,370	$-		$4,370	Oil, gas, and NGL production revenue
Other operating income	23	(13)	i	10	Other operating income
Total operating net revenues	4,393	(13)		4,380	Total operating revenues and other income

Operating expenses:					Operating expenses:
	-	1,391	ii	1,391	Oil, gas, and NGL production expense
Lease operating expense	653	(653)	ii	-
Midstream operating expense	50	(50)	ii	-
Gathering, transportation, and processing	332	(332)	ii	-
Severance and ad valorem taxes	319	(319)	ii	-
Depreciation, depletion, and amortization	1,953	-		1,953	Depletion, depreciation, and amortization
Exploration	8	-		8	Exploration
General and administrative expense	214	(37)	ii	177	General and administrative
Transaction costs	20	(20)	iii	-	Transaction costs
	-	(366)	iv	(366)	Net derivative gain
Other operating expense	18	20	iii	38	Other operating expense, net

Total operating expenses	3,567	(366)		3,201	Total operating expenses

					Income from operations
Other income (expense):
Derivative gain, net	366	(366)	iv	-
Interest expense	(453)	-		(453)	Interest expense
	-	6	v	6	Interest income
Other, net	(7)	7	i, v	-
	-	-		-	Other non-operating expense, net
Income from operations before income taxes	732	-		732	Income before income taxes
Income tax expense	(171)	-		(171)	Income tax expense
Net income	$561	$-		$561	Net income

(i)	Represents the reclassification of miscellaneous income balances including loss on divestitures contained in in "Other, net" on Civitas’ historical statement of operations to " Other operating income, net" to conform to the Company's financial statement captions.

(ii)	Represents the reclassification of “Lease operating expense,” “Midstream operating expense,” “Gathering, transportation, and processing,” “Severance and ad valorem taxes,” and “General and administrative expense” on Civitas' historical statement of operations into "Oil, gas, and NGL production expense" to conform to the Company's financial statement captions.

(iii)	Represents the reclassification of "Transaction costs" on Civitas’ historical statement of operations to "Other operating expense" to conform to the Company's financial statement captions.

(iv)	Represents the reclassification of " Derivative gain, net" on Civitas’ historical statement of operations from below operating expense to above it, as well as changing the directional value as gains are presented in this section of the Company's financial statement as negative values.

(v)	Represents the reclassification interest income contained in "Other, net" on Civitas’ historical statement of operations to "Interest income" to conform to the Company's financial statement captions .

7.	Supplemental Unaudited Pro Forma Combined Additional Information

Pro Forma Oil and Gas Reserves

The tables below present the following historical and preliminary pro forma combined information:

•	net proved developed and undeveloped oil and gas reserves as of December 31, 2025;

•	a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2025;

•	future net cash flows relating to proved oil and gas reserves based on the standardized measure of discounted future net cash flows (“standardized measure of discounted future net cash flows”) as of December 31, 2025; and

•	a summary of changes to the standardized measure of discounted future net cash flows during the year ended December 31, 2025.

The historical information is based on each of SM Energy’s and Civitas’ consolidated financial statements as of and for the year ended December 31, 2025. The reserve estimates and standardized measure of discounted future net cash flows have been prepared in accordance with GAAP requirements for disclosures about oil and gas producing activities and SEC rules for oil and gas reporting of reserve estimation and disclosure. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the notes to the aforementioned consolidated financial statements of each of SM Energy and Civitas. The proved undeveloped reserves estimates of Civitas were based on Civitas’ development plans and reserve estimation methodologies. SM Energy will develop such proved undeveloped reserves in accordance with its own development plan and, in the future, will estimate proved undeveloped reserves in accordance with its own methodologies, therefore, the estimates presented herein for Civitas may not be representative of SM Energy’s future proved reserve estimates with respect to these properties or the reserve estimates SM Energy would have reported if it had owned such properties as of December 31, 2025.

The pro forma reserve information gives effect to the Merger as if it had occurred on December 31, 2025. The pro forma reserve information is not necessarily indicative of the results that might have occurred had the Merger occurred on December 31, 2025, and is not intended to be a projection of future results.

SM Energy’s net proved reserves in the tables below include the net proved reserves associated with the Maverick Basin Divestiture. The net proved reserves related to the Maverick Basin Divestiture as of December 31, 2025 totaled 168.1 MMBOE. This is approximately 25% of SM Energy’s net proved reserves and 11% of pro forma combined net proved reserves as of December 31, 2025.

All of SM Energy’s and Civitas’ estimated net proved reserves are located in the United States.

	Oil (MMBbl)
	Historical
	SM Energy	Civitas	Pro Forma Combined
Total net proved reserves:
As of December 31, 2024	296.0	305.4	601.4
Revision of previous estimates(1) (2)	(0.2)	1.4	1.2
Discoveries and extensions(3)	28.7	63.1	91.8
Sales of reserves(4)	(1.2)	(15.4)	(16.6)
Purchase of minerals in place(5)	1.0	32.7	33.7
Production	(40.3)	(54.7)	(95.0)
As of December 31, 2025	283.9	332.5	616.4
Net proved developed reserves as of:
December 31, 2024	160.3	235.6	395.9
December 31, 2025	163.7	246.5	410.2
Net proved undeveloped reserves as of:
December 31, 2024	135.7	69.7	205.4
December 31, 2025	120.2	86.0	206.2

Note: Amounts may not calculate due to rounding.

(1)	(3.4) MMBbl historically presented as “Removed from capital program” by Civitas has been included in this line item to conform with SM Energy’s presentation.

Certain Civitas line items were historically presented using different naming conventions than those used by SM Energy. For   consistency, the following Civitas captions have been conformed to SM Energy’s presentation:

(2)	Revisions to previous estimates
(3)	Extensions, discoveries, and other additions
(4)	Divestiture of reserves
(5)	Acquisition of reserves

	Gas (Bcf)
	Historical
	SM Energy	Civitas	Pro Forma Combined
Total net proved reserves:
As of December 31, 2024	1,549.1	1,539.5	3,088.6
Revision of previous estimates(1) (2)	150.5	4.8	155.3
Discoveries and extensions(3)	50.2	261.7	311.9
Sales of reserves(4)	(3.2)	(51.7)	(54.9)
Purchase of minerals in place(5)	2.4	84.4	86.8
Production	(150.5)	(197.6)	(348.1)
As of December 31, 2025	1,598.5	1,641.1	3,239.6
Net proved developed reserves as of:
December 31, 2024	1,031.3	1,323.9	2,355.2
December 31, 2025	1,069.7	1,336.0	2,405.7
Net proved undeveloped reserves as of:
December 31, 2024	517.8	215.7	733.5
December 31, 2025	528.8	305.1	833.9

 Note: Amounts may not calculate due to rounding.

(1)	(10.2) Bcf historically presented as “Removed from capital program” by Civitas has been included in this line item to conform with SM Energy’s presentation.

Certain Civitas line items were historically presented using different naming conventions than those used by SM Energy. For consistency, the following Civitas captions have been conformed to SM Energy’s presentation:

(2)	Revisions to previous estimates
(3)	Extensions, discoveries, and other additions
(4)	Divestiture of reserves
(5)	Acquisition of reserves

	NGLs (MMBbl)
	Historical
	SM Energy	Civitas	Pro Forma Combined
Total net proved reserves:
As of December 31, 2024	124.1	235.8	359.9
Revision of previous estimates(1) (2)	6.0	0.5	6.5
Discoveries and extensions(3)	2.6	38.8	41.4
Sales of reserves(4)	-	(7.4)	(7.4)
Purchase of minerals in place(5)	-	14.7	14.7
Production	(10.1)	(29.8)	(39.9)
As of December 31, 2025	122.6	252.6	375.2
Net proved developed reserves as of:
December 31, 2024	71.8	203.2	275.0
December 31, 2025	70.3	206.3	276.6
Net proved undeveloped reserves as of:
December 31, 2024	52.4	32.6	85.0
December 31, 2025	52.3	46.3	98.6

Note: Amounts may not calculate due to rounding.

(1)	(1.8) MMBbl historically presented as “Removed from capital program” by Civitas has been included in this line item to conform with SM Energy’s presentation.

Certain Civitas line items were historically presented using different naming conventions than those used by SM Energy. For consistency, the following Civitas captions have been conformed to SM Energy’s presentation:

(2)	Revisions to previous estimates
(3)	Extensions, discoveries, and other additions
(4)	Divestiture of reserves
(5)	Acquisition of reserves

	Total (MMBOE)
	Historical
	SM Energy	Civitas	Pro Forma Combined
Total net proved reserves:
As of December 31, 2024	678.3	797.7	1,476.0
Revision of previous estimates(1) (2)	30.9	2.8	33.7
Discoveries and extensions(3)	39.7	145.5	185.2
Sales of reserves(4)	(1.8)	(31.5)	(33.3)
Purchase of minerals in place(5)	1.4	61.5	62.9
Production	(75.5)	(117.4)	(192.9)
As of December 31, 2025	673.0	858.6	1,531.6
Net proved developed reserves as of:
December 31, 2024	404.0	659.5	1,063.5
December 31, 2025	412.3	675.4	1,087.7
Net proved undeveloped reserves as of:
December 31, 2024	274.3	138.3	412.6
December 31, 2025	260.7	183.1	443.8

Note: Amounts may not calculate due to rounding.

(1)	(6.8) MMBOE historically presented as “Removed from capital program” by Civitas has been included in this line item to conform with SM Energy’s presentation.

Certain Civitas line items were historically presented using different naming conventions than those used by SM Energy. For consistency, the following Civitas captions have been conformed to SM Energy’s presentation:

(2)	Revisions to previous estimates
(3)	Extensions, discoveries, and other additions
(4)	Divestiture of reserves
(5)	Acquisition of reserves

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The historical and preliminary pro forma combined future net cash flows relating to proved oil and gas reserves based on the standardized measure of discounted future net cash flows as of December 31, 2025, are presented in the tables below. The standardized measure of discounted future net cash flows includes the future net cash flows of the Maverick Basin Divestiture. The effect of removing the Maverick Basin Divestiture would remove $660 million of discounted future net cash flows resulting in approximately $5.3 billion of discounted net cash flows for SM Energy. This is approximately 11% of SM Energy’s discounted future net cash flows and 5% of pro forma combined discounted future net cash flows at December 31, 2025.

	As of December 31, 2025
	Historical
(In millions)	SM Energy	Civitas	Pro Forma Combined
Future cash inflows	$24,750	$28,486	$53,236
Future production costs	(10,060)	(13,212)	(23,272)
Future development costs	(2,877)	(2,706)	(5,583)
Future income taxes	(1,539)	(1,157)	(2,696)
Future net cash flows	10,274	11,411	21,685
10 percent annual discount	(4,318)	(3,791)	(8,109)
Standardized measure of discounted future net cash flows	$5,956	$7,620	$13,576

The historical and preliminary pro forma combined principal sources of changes in the standardized measure of discounted future net cash flows during the year ended December 31, 2025, are as follows:

	As of December 31, 2025
	Historical
(In millions)	SM Energy	Civitas	Pro Forma Combined
Standardized measure of discounted future net cash flows, beginning of year	$7,268	$8,315	$15,583
Sales of oil, gas, and NGLs produced, net of production costs(1)	(2,253)	(3,008)	(5,261)
Net changes in prices and production costs	(1,281)	(1,071)	(2,352)
Extensions and discoveries, net of related costs(2)	338	1,481	1,819
Sales of reserves in place(3)	(22)	(434)	(456)
Purchase of reserves in place(4)	14	771	785
Previously estimated development costs incurred during the period(5)	987	933	1,920
Changes in estimated future development costs(6)	(57)	(137)	(194)
Revisions of previous quantity estimates	146	30	176
Accretion of discount	835	922	1,757
Net change in income taxes	197	103	300
Changes in timing and other(7)	(216)	(285)	(501)
Standardized measure of discounted future net cash flows, end of year	$5,956	$7,620	$13,576

Note: Amounts may not calculate due to rounding.

Certain Civitas line items were historically presented using different naming conventions than those used by SM Energy. For consistency, the following Civitas captions have been conformed to SM Energy’s presentation:

(1)	Crude oil, natural gas, and NGL sales, net of production costs
(2)	Net changes in extensions, discoveries, and other additions
(3)	Divestiture of reserves
(4)	Acquisition of reserves
(5)	Development costs incurred
(6)	Changes in estimated development costs
(7)	Changes in production rates and other